Exhibit 99.3

Holding Company
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. Pursuant to the terms of the merger agreement, Arch Acquisition Sub, Inc. and Metrocall Acquisition Sub, Inc, two wholly-owned subsidiaries of Wizards-Patriots Holdings, Inc. (Holding Company) will merge with and into Arch and Metrocall, respectively. Holding Company presently has no operations and was formed specifically to facilitate the merger transaction. Under the terms of the merger agreement, holders of Arch common stock will receive one share of Holding Company common stock for each common share held of Arch Wireless. Holders of Metrocall common stock will receive consideration totaling $150 million of cash and 7,560,515 shares of Holding Company common stock assuming 1.876 Holding Company shares will be exchanged for each Metrocall share not subject to the cash election. Upon consummation of the merger exchange, former Arch and Metrocall common shareholders will hold approximately 72.5% and 27.5%, respectively, of Holding Company’s common stock on a fully diluted basis.

     These pro forma financial statements do not purport to be indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had the acquired assets been consolidated on the dates specified in these pro forma financial statements.

     The merger will be accounted for under the purchase method of accounting pursuant to Statement of Financial Accounting Standard (SFAS) No. 141, Business Combinations. Arch Wireless, Inc. has been deemed the “accounting acquirer” as a result of its former shareholders holding a majority of the common stock of Holding Company following the merger. Accordingly, the basis of Arch’s assets and liabilities as of the acquisition date will be reflected on the balance sheet of Holding Company at their historical basis. Amounts allocated to Metrocall’s assets and liabilities will be based upon the total purchase price and the estimated fair value of such assets and liabilities on the effective date of the merger. The purchase price allocations reflected in the accompanying pro forma condensed consolidated balance sheet were made based upon preliminary estimates and assumptions. The actual amount and allocation of purchase price may differ significantly from the pro forma amounts included herein.

     The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Arch included herein and Metrocall as included in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003 or Quarterly Report on Form 10-Q for the three months ended March 31, 2004.

     The unaudited pro forma condensed consolidated balance sheet was prepared as if the merger occurred on March 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and for the three months ended March 31, 2004 were prepared as if the merger occurred on January 1, 2003. To prepare the pro forma condensed consolidated statements of operations for the year ended December 31, 2003, Metrocall’s historical statement of operations for the year ended December 31, 2003 was combined on a pro forma basis with the historical statement of operations of Weblink Wireless for the period January 1, 2003 to November 17, 2003, as if Metrocall had acquired Weblink on January 1, 2003. (Metrocall’s historical statement of operations includes the results of operations of Weblink for the period November 18 to December 31, 2003. Refer to “Metrocall Holdings, Inc. — Weblink Acquired Assets” for further information on this pro forma financial information.

Holding Company
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2004
(dollars in thousands)

	Arch	Metrocall	Pro Forma Adjustments				Holding Co.
	(Historical)	(Historical)	Debit		Credit		(Pro Forma)
CURRENT ASSETS
Cash and cash equivalents	$34,207	$14,697	$—		$45,562	(2)	$3,342
Restricted cash	—	547					547
Accounts receivable	20,363	20,163					40,526
Deposits	6,387	1,266					7,653
Prepaid rent	454	5,368					5,822
Prepaid expenses and other current assets	9,847	3,385					13,232
Deferred tax assets, net of allowance	30,206	2,782			2,782	(3)	30,206

Total current assets	101,464	48,208	—		48,344		101,328
Property and equipment, net	193,183	57,489					250,672
Assets held for sale	658						658
Intangible assets, net	—	2,200	328,789	(1)	2,200	(3)	377,543
			48,754	(5)
Deferred tax assets, net of allowance	189,346	48,834			48,834	(3)	189,346

Other assets	3	4,772					4,775

TOTAL ASSETS	$484,654	$161,503	$377,543		$99,378		$924,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of 12% secured notes	$40,000	$—	$40,000	(2)			$—
Current maturities of series A redeemable preferred	—	5,562	5,562	(2)			—
Current maturities of other long-term debt	—	582					582
Accounts payable	5,816	9,449					15,265
Accrued compensation and benefits	8,584	3,351			$2,934	(6)	14,869
Accrued expenses and other current liabilities	26,003	20,100			10,000	(1)	56,103
Accrued restructuring charges	11,467	2,000					13,467
Deferred revenues and subscriber deposits	23,611	14,948					38,559

Total current liabilities	115,481	55,992	45,562		12,934		138,845
Long-term debt, less current maturities	—	17			150,000	(1)	150,017
Other long-term liabilities	9,005	3,599			48,754	(5)	61,358
Series A redeemable preferred stock	—	—					—

Total liabilities	124,486	59,608	45,562		211,688		350,220
STOCKHOLDERS’ EQUITY
Common stock	2	55	55		1	(1)	3
Additional paid-in capital	340,143	81,283	81,283	(4)	216,867	(1)	557,010
Unearned compensation	(2,209)	—					(2,209)
Retained earnings	22,232	20,557			33,259	(4)	19,298
			53,816	(3)
			2,934	(6)

Total stockholders’ equity	360,168	101,895	138,088		250,127		574,102

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,654	$161,503	$183,650		$461,815		$924,322

Holding Company
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2004
(in thousands, except share and per share amounts)

	Arch	Metrocall	Pro Forma		Holding Co.
	(Historical)	(Historical)	Adjustments		Pro Forma
Revenues	$123,659	$90,713	$—		$214,372
OPERATING EXPENSES
Cost of products sold	938	940	—		1,878
Service, rent and maintenance	38,988	28,827	—		67,815
Selling and marketing	9,068	9,283	—		18,351
General and administrative	31,117	25,618	(1,150	)(11)	55,585
Depreciation and amortization	26,309	8,419	32,190	(7)	58,499
			(8,419	)(7)
Stock based and other compensation	2,938	1,208	—		4,146
Restructuring expenses	3,018	—	—		3,018

	112,376	74,295	22,621		209,292

Operating income	11,283	16,418	(22,621)		5,080
Interest expense	(3,329)	(137)	(3,000)	(8)	(3,137)
			3,329	(8)
Interest expense — Dividends and accretion of series A preferred	—	(3,214)	3,214	(8)	—
Other income (expense)	168	(58)	—		110

Income before income tax expense	8,122	13,009	(19,078)		2,053
Income tax expense	(3,265)	(5,475)	7,915	(12)	(825)

Net income (loss)	$4,857	$7,534	$(11,163)		$1,228

Basic net income (loss) per common share	$0.24				$0.05

Diluted net income (loss) per common share	$0.24				$0.04

Basic weighted-average common shares outstanding	20,000,000		6,495,247		26,312,027

			(183,220	)(10)
Diluted weighted-average common shares outstanding	20,078,213		7,560,515		27,455,508

			(183,220	)(10)

Holding Company
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     For the Year Ended December 31, 2003
(in thousands, except share and per share amounts)

	Arch	Metrocall	Pro Forma		Holding Co.
	(Historical)	(Pro Forma)	Adjustments		Pro Forma
Revenues	$597,478	$417,940	$—		$1,015,418
OPERATING EXPENSES
Cost of products sold	5,580	9,465	—		15,045
Service, rent and maintenance	192,159	132,042	—		324,201
Selling and marketing	45,639	45,953	—		91,592
General and administrative	166,167	112,736	(600	)(11)	278,303
Depreciation and amortization	118,917	41,188	128,759	(7)	247,676
			(41,188	)(7)
Stock based and other compensation	11,420	1,725	—		13,145
Restructuring expenses	11,481	7,907	—		19,388

	551,363	351,016	86,971		989,350

Operating income	46,115	66,924	(86,971)		26,068
Interest expense	(19,788)	(4,944)	(12,000	)(8)	(13,461)
			23,271	(8)
Interest expense — Dividends and accretion of series A preferred	—	(12,428)	12,428	(8)	—
Interest income	551	—	—		551
Other income (expense)	516	286	—		802

Income before reorganization items, net	27,394	49,838	(63,272)		13,960
Reorganization items, net	(425)	—	—		(425)

Income before income tax expense	26,969	49,838	(63,272)		13,535
Income tax expense	(10,841)	(26,140)	31,540	(12)	(5,441)

Net income (loss)	$16,128	$23,698	$(31,732)		$8,094

Basic net income (loss) per common share	$0.81				$0.31

Diluted net income (loss) per common share	$0.81				$0.30

Basic weighted-average common shares outstanding	20,000,000		6,495,247		26,312,027

			(183,220)	(10)
Diluted weighted-average common shares outstanding	20,034,476		7,560,515		27,411,771

			(183,220)	(10)

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

1)	To record the issuance of 7,560,515 shares of $0.0001 par value Holding Company common stock valued at $28.68 per share and $150 million of debt in exchange for all of the outstanding common stock and stock equivalents of Metrocall Holdings, Inc. The per share price was calculated by taking the average of the closing stock price of Arch common stock for the seven day period beginning three days before and ending three days after March 29, 2004, the date the merger was publicly announced.

The provisions of SFAS No. 141 require the purchase price to be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the consummation date. The allocation below is based on management estimates. The actual allocation may differ significantly from the pro forma amounts included below. The preliminary calculation of the purchase price, excess of purchase price over the fair value of identifiable assets acquired and the allocation of purchase price are as follows (in thousands):

Consideration Exchanged:
Fair value of shares issued to Metrocall stockholders —7,560,515 shares at $28.68 per share)	$216,868
Cash election payments	150,000
Transaction costs	10,000	(a)
Liabilities Assumed:
Capital leases and other long-term obligations	599
Accounts payable	9,449
Accrued expenses	25,451
Customer deposits and deferred revenue	14,948
Other liabilities	3,599

Total purchase price	430,914
Less estimated fair value of identifiable assets acquired:
Cash and cash equivalents	9,682
Accounts receivable, net	20,163
Prepaid expenses and other current assets	10,019
Property and equipment, net	57,489
Other assets	4,772
Intangible assets	328,789	(b)

	$430,914

Excess of purchase price over the estimated fair value
of identifiable assets	$—

(a)	Primarily includes investment banking, legal, accounting and other costs, which are currently known or have been incurred. This amount may increase as additional legal, accounting, printing, financing and other costs are incurred.

(b)	Intangible assets primarily consist of an asset related to customer relationships, however upon the final purchase price allocation other identifiable intangible assets may be recorded, such as FCC licenses, trademarks and tradenames, etc. This amount and its classification are based upon management’s preliminary estimate and assumptions. If it is later determined that the fair value of the customer relationships is less than included above or other intangible assets are identified, the purchase price allocation could be significantly different than stated above and any such difference may result in higher or lower amortization expense than what is reflected on the pro forma statements of operations. Further, if the purchase price exceeds the fair value of the identifiable tangible and intangible assets, any such excess will be classified as excess of purchase price over the fair value of identifiable assets and that balance would not be amortizable, which may result in less amortization expense in future periods.

2)	The merger agreement requires both Arch and Metrocall to have fully redeemed their 12% Subordinated Secured Compounding Notes and Series A Redeemable Preferred Stock, respectively, prior to consummation of the merger. Arch has announced the final redemption of its 12% notes will occur on May 28, 2004 and Metrocall has announced that all remaining issued and outstanding shares of series A preferred will be redeemed on May 17, 2004. These balances will be redeemed utilizing cash on hand and cash generated from the operations of each company. Consequently, for purposes of these pro forma financial statements the balances of the series A preferred and the 12% notes have been reduced to zero and the cash balance reduced accordingly. Additionally, the related historical interest expenses have been eliminated.

3)	To writeoff Metrocall intangible and deferred income tax balances.

4)	To eliminate the Metrocall equity balances.

5)	To record the deferred tax liability and the associated intangible asset resulting from the excess of purchase price over tax bases of the net assets acquired. As discussed above, the purchase price calculation and allocation are preliminary. SFAS No. 109, Accounting for Income Taxes, requires a deferred tax liability be recorded if the fair value of the net assets acquired exceeds the tax bases of those assets excluding any fair value allocated to goodwill (excess of purchase price over the fair value of identified assets). The amount recorded assumes the identifiable intangible assets referred to in note 1 are not goodwill (excess of purchase price over identifiable assets) and are amortizable for tax purposes. If it is later determined that a portion of these intangibles are classified as goodwill or is not amortizable for tax purposes that balance of the assets would be removed from the deferred tax assessment and would likely result in the recording of a lower deferred tax liability.

6)	To record a restructuring charge in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, related to severance expense for certain Arch management personnel.

7)	To remove depreciation and amortization expense related to the Metrocall tangible and intangible assets and to record depreciation and amortization expense for the tangible and intangible assets referred to above on a straight-line basis. Depreciation and amortization expense was calculated assuming a three-year average estimated useful life. The three year estimated useful life assumed to calculate the amortization expense reflected in the pro forma statements of operations for the customer relationship asset is consistent with current practices of both Arch and Metrocall, however, the underlying characteristics of the customer relationship asset may differ from past experience which may result in a longer or shorter estimated useful life. As discussed above, the amount, classification and estimated useful lives of the tangible and intangible assets are preliminary and based on management estimates. If any of these characteristics change at a later date, the amount of depreciation and amortization expense could change materially.

8)	To remove the historical Arch and Metrocall interest expenses associated with notes and preferred stock since the merger agreement requires both companies to fully redeem all of their debt prior to consummation of the merger and to record interest expense associated with the borrowings to finance the Metrocall cash election consideration. Interest expense was calculated using an assumed 8% rate on $150 million of borrowings resulting in $12 million and $3 million for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

     Interest expense on these borrowings would be as follows if interest rates were to increase or decrease by 1/8 of a percent (in thousands):

		Three Months Ended
Assumed Change in Rate	Year Ended December 31, 2003	March 31, 2004
Increase of 1/8%	$12,188	$3,047
Decrease of 1/8%	$11,813	$2,953

(9)	Arch has a long-term incentive plan for which compensation expense is recognized ratably over a 38 month service period which commenced on January 1, 2003. At March 31, 2004, other long-term liabilities includes $4.6 million related to this plan. If it is determined that a change of control, as defined in the plan, has occurred, this liability would increase by approximately $7.1 million due to the vesting provisions of the plan. The liability at March 31, 2004 was valued at $26.88 per share, determined in accordance with the plan. The incentive payable in accordance with this plan is directly attributable to the performance of Arch’s common stock. An increase or decrease of one dollar in the per share price of Arch’s common stock will result in increases or decreases of up to $437,000 for each dollar fluctuation in the total amount payable in accordance with this plan.

(10)	The shares to be issued to Arch shareholders and the exchange ratio assume among other things, that 183,220 shares of Arch restricted stock held by three senior Arch executives will be repurchased by Holding Company pursuant to the termination provisions of the restricted stock agreements. If any of these executives are not terminated prior to completion of the merger, the number of shares issued to Arch shareholders would increase which would result in a change in the exchange ratio for Metrocall shareholders so that Arch and Metrocall shareholders maintain their approximate 72.5% and 27.5% ownership percentages of Holding Company, respectively.

(11)	To eliminate legal, accounting and other expenses directly related to the merger incurred and expensed by Metrocall. Metrocall expensed these costs since Arch has been deemed the accounting acquirer.

(12)	To adjust income tax expense to the anticipated effective rate of approximately 40%.

METROCALL HOLDINGS, INC. — WEBLINK ACQUIRED ASSETS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     On November 18, 2003, Metrocall acquired certain assets and assumed certain of the liabilities of Weblink Wireless, Inc. and certain of its subsidiaries (“the Weblink Acquired Assets”) pursuant to an Asset Purchase Agreement. Metrocall and Weblink have also entered into a Management and Spectrum Lease Agreement under which Weblink will provide certain services and lease to Metrocall the spectrum usage rights granted under FCC licenses pending the FCC’s approval of the transfer of such licenses to Metrocall. Please refer to Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003 for additional information.

     The following unaudited pro forma condensed consolidated statement of operations has been prepared to give effect to Metrocall’s acquisition of the Weblink Acquired Assets as if the transaction occurred on January 1, 2003, the beginning of Metrocall’s fiscal year. These pro forma financial statements do not purport to be indicative of the consolidated results of operations for future periods or the results that actually would have been realized had the acquired assets been consolidated during the specified period. A pro forma condensed consolidated balance sheet has not been presented as the Weblink Acquired Assets were included in Metrocall’s historical consolidated balance sheet as of March 31, 2004. Please refer to Metrocall’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004.

     To prepare the pro forma statement of operations, Metrocall’s statement of operations for the year ended December 31, 2003, which included the results of operations of the Weblink Acquired Assets for the period November 18, 2003 to December 31, 2003, was combined with Weblink’s unaudited statements of operations for the period January 1, 2003 to April 22, 2003 and for the period April 23, 2003 to November 17, 2003.

     The unaudited pro forma condensed consolidated statement of operations including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Metrocall which were previously reported in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003

METROCALL HOLDINGS, INC. — WEBLINK ACQUIRED ASSETS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

		Weblink Acquired Assets
			April 23
		January 1 to	To
	Metrocall	April 22,	November 17,		Pro Forma		Metrocall
	Historical	2003	2003	Total	Adjustments		Pro Forma
Revenues	$336,859	$36,592	$57,892	$94,484	($13,403)	(1)	$417,940
OPERATING EXPENSES
Costs of good sold	4,804	2,056	2,605	4,661			9,465
Service, rent and maintenance	94,098	18,968	32,379	51,347	(13,403)	(1)	132,042
Selling and marketing	40,025	2,532	3,396	5,928			45,953
General and administrative	93,663	7,668	11,405	19,073			112,736
Restructuring expenses	6,842	337	728	1,065			7,907
Stock-based compensation	1,725	—	—	—			1,725
Depreciation and amortization	37,913	4,508	1,176	5,684	(2,409)	(2)	41,188

	279,070	36,069	51,689	87,758	(15,812)		351,016

Income from operations	57,789	523	6,203	6,726	2,409		66,924
Interest expense	(7,099)	(865)	(3,511)	(4,376)	2,155	(3)	(4,944)
					4,376
Interest expense dividends and accretion of series A preferred	(12,428)	—	—				(12,428)
Loss on early extinguishment of debt	—	—	(8,214)	(8,214)	8,214		—
Interest and other income (expense)	463	106	(283)	(177)			286

Income (loss) before income taxes	38,725	(236)	(5,805)	(6,041)	12,844		49,838
Income tax provision	(21,754)	—	—		(4,386)	(4)	(26,140)

Net income (loss)	$16,971	($236)	($5,805)	($6,041)	$8,458		$23,698

METROCALL HOLDINGS, INC. — WEBLINK ACQUIRED ASSETS
NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
(Dollars in thousands)

(1)	Represents the elimination of revenues recorded by Weblink and expenses incurred by Metrocall for airtime services provided to Metrocall by Weblink under various operating arrangements.

(2)	Represents the adjustment required to reduce Weblink’s historical depreciation and amortization expenses to the expense that Metrocall would have recognized for the period had the transaction occurred on January 1, 2003. Purchase consideration allocated to fixed assets are being depreciated over the average useful lives of the various fixed assets acquired consistent with Metrocall’s long-lived asset accounting policies. Amounts allocated to intangible assets with definite useful lives are being amortized over such useful lives estimated to be a 3 year period for customer contracts and a 5 year period for trademarks and names. Amounts allocated to intangible assets with an indefinite life such as FCC licenses are not amortized but tested for impairment on an annual basis or more frequently if changes in circumstances indicate that the asset might be impaired. Please refer to the notes to the consolidated financial statements included in Metrocall’s Annual Report on Form 10-K for the year ended December 31, 2003.

(3)	Represents the elimination of historical interest expenses of Weblink as no long-term debt was acquired in the transaction and the elimination of accretion related to accrued long-term engineering charges that had been reflected on Metrocall’s balance sheet as of the acquisition date. This obligation was eliminated as a result of the transaction.

(4)	Represents additional income tax expense based on the results of the acquired assets for the period at Metrocall’s statutory tax rates.